SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                             FORM 8-K
                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15 (D)
              OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):
                         January 12, 1998


                   NORFOLK SOUTHERN CORPORATION
      (Exact name of Registrant as specified in its charter)



         Virginia             1-8339            52-1188014
(State of Incorporation)(Commission File No.) (IRS Employer
                                            Identification No.)



                     Three Commercial Place
                  Norfolk, Virginia  23510-2191
            (Address of principal executive offices)




                         (757) 629-2816
                (Registrant's telephone number)




                           No Change
 (Former name or former address, if changed since last report)



ITEM 5.    OTHER EVENTS.

On January 12, 1998, Norfolk Southern Corporation (NS) announced that it had reached agreement with the investment firm of Clayton, Dubilier & Rice Inc. (CD&R) on the sale of all of the common stock of NS' subsidiary, North American Van Lines, Inc.
(NAVL). Under the terms of the Stock Purchase Agreement, NS will sell all of the outstanding common shares of NAVL, a Delaware corporation, to NA Acquisition Corporation, a Delaware corporation formed by CD&R, for an aggregate purchase price of $200 million in cash. The purchase price is subject to adjustment upward or downward based on NAVL's net working capital at the time of closing. Management does not expect this adjustment to be significant. The closing of this transaction is subject to certain customary closing conditions and is expected to occur not later than May 31, 1998.

A copy of the press release issued by NS concerning the sale of the common stock of NAVL to CD&R is filed as Exhibit 99 to Item
5.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 12, 1998


                         NORFOLK SOUTHERN CORPORATION
                              (Registrant)

                         By: /s/ Dezora M. Martin
                             Dezora M. Martin
                             Corporate Secretary